Global Insider Trading Policy Version 1.1 Page: 1 of 7 TET sponsor: Yoshihiro Nakagawa Effective Date: June 7, 2024 Printed or downloaded documents must be verified against the effective version. Table of Contents 1. Purpose ............................................................................... 1 2. Scope…...........................................................................................................................................................1 3. Key Principles .................................................................................................................................................. 2 4. Guidelines and Procedures ............................................................................................................................ 2 5. Compliance: Monitoring, Control and Disciplinary Action ......................................................................... 4 6. Glossary of Terms.................................................................................................................................... ..... 4 1. Purpose Japanese, U.S. and various other countries' securities laws prohibit Insider Trading. Individuals violating securities laws relating to Insider Trading can face significant fines, imprisonment and other penalties, and violations can also result in adverse legal and reputational consequences for Takeda Pharmaceutical Company Limited ("TPC") and its subsidiaries. Securities of TPC are held by investors globally and TPC’s ordinary shares are listed on the Tokyo Stock Exchange and publicly traded in Japan, while TPC American depository receipts ("ADRs"), representing TPC’s ordinary shares, are listed on the New York Stock Exchange and publicly traded in the United States. Trading in TPC Securities is subject to the laws of Japan and the United States and may be subject to securities laws of other relevant jurisdictions. Further, Trading in Securities of any other company, including our current or prospective (meaning we are in negotiations with such entities to enter into an agreement) collaboration partners, acquisition targets, customers, vendors or suppliers, while in possession of Material Nonpublic Information, may also be prohibited under applicable securities laws. The purpose of this policy is to promote compliance by all directors, officers and employees of TPC and its subsidiaries (collectively, "Takeda”) as well as independent contractors and other individuals who perform for Takeda functions similar to those of Takeda employees (collectively, “Takeda Persons”) with securities laws that govern Insider Trading, to protect Takeda and its reputation. Capitalized terms used and not otherwise defined in this policy have the meanings given to them in the Glossary of Terms (section 6 below). 2. Scope This policy applies to Takeda and Takeda Persons. In addition, each Takeda Person is responsible for the Trading in TPC Securities and other companies’ Securities by Family Members and Controlled Entities, and therefore, each Takeda Person shall ensure that Family Members and Controlled Entities do not Trade in TPC Securities and other companies’ Securities while the Takeda Person is not permitted to do so under this policy. Each Takeda Person should make Family Members and Controlled Entities aware of the need to confer with the

Global Insider Trading Policy Version 1.1 Page: 2 of 7 TET sponsor: Yoshihiro Nakagawa Effective Date: June 7, 2024 Printed or downloaded documents must be verified against the effective version. Takeda Person before they Trade in TPC Securities and inform them of any restrictions under this policy relating to Trading in other companies’ Securities. 3. Key Principles 3.1 No Insider Trading of TPC Securities: Neither Takeda nor any Takeda Person may, directly or indirectly, Trade any TPC Security while in possession of Material Nonpublic Information related to Takeda or during a Black-out Period applicable to such Takeda Person. 3.2 No tipping: Disclosing Material Nonpublic Information ("Tipping") related to Takeda to any other person where such information can be used by such person to his/her benefit by Trading in TPC Securities may be a violation of securities laws, and therefore, is prohibited. Further, it should be noted that nonpublic information related to Takeda is the confidential information of Takeda and the unauthorized disclosure of such confidential information is prohibited regardless of its materiality. 3.3 No recommendation or encouragement of Trading TPC Securities: The recommendation or encouragement of Trading TPC Securities to someone else while in possession of Material Nonpublic Information related to Takeda may be a violation of securities laws, and therefore, is prohibited. 3.4 No Insider Trading of other companies' Securities: No Takeda Person may, directly or indirectly, Trade any Security of any other company while in possession of Material Nonpublic Information related to that company that was obtained in the course of his/her employment or relationship with Takeda, including but not limited to circumstances in which such Takeda Person is making investment decisions about a Security of other company on behalf of Takeda. Engaging in Tipping of any such Material Nonpublic Information, or otherwise recommending or encouraging someone else to Trade Securities of such company while in possession of such Material Nonpublic Information may be a violation of securities laws, and therefore, is prohibited. 3.5 Individual responsibility: It is essential that Takeda Persons act, and are perceived to act, in accordance with applicable laws and the highest ethical standards. This policy is not intended and should not be interpreted to replace or reduce Takeda Persons' individual responsibility to understand and comply with all legal prohibitions against Insider Trading. 4. Guidelines and Procedures 4.1 Black-out Period 4.1.1: Quarterly Black-out Period: Takeda, Directors of TPC ("TPC Directors"), Takeda Executive Team (“TET”) members, Takeda Persons in the Board of Directors (BOD) office, Takeda Persons in the Business and Sustainability Committee (BSC) office, Takeda Persons in Global Finance who are involved in the preparation of TPC's annual, semi-annual or quarterly financial results ("Financial Results") and other persons designated pursuant to the standard operating procedures relating to this policy (“SOPs”), including any other Specially Designated Persons (as defined in Section 4.2.1), are subject to quarterly “Black-out Periods” during which they are prohibited from Trading in TPC Securities. Each quarterly Black-out Period begins on the 15th day of the third month of each fiscal quarter and ends at the close of business of the second trading day following the public release of the relevant Financial Results. 4.1.2: Matter Specific Black-out Period: From time to time, Takeda may determine that it is inappropriate for Takeda and certain Takeda Persons to Trade TPC Securities or Securities of other companies. In that case, Takeda may impose a matter specific Black-out Period for those Takeda Persons, and the Legal Department will provide any relevant Takeda Persons with a notice of the matter specific Black- out Period, including when it begins and ends.

Global Insider Trading Policy Version 1.1 Page: 3 of 7 TET sponsor: Yoshihiro Nakagawa Effective Date: June 7, 2024 Printed or downloaded documents must be verified against the effective version. 4.1.3: Window Periods: Window Periods are the periods outside the Black-out Periods. The safest period for Trading TPC Securities is the first ten (10) business days of a Window Period following a Quarterly Black-out Period, provided that the Takeda Person is not in possession of Material Nonpublic Information related to Takeda. It should be noted, however, that even during the Window Periods, Takeda and Specially Designated Persons (as defined in Section 4.2.1) are subject to a pre-clearance requirement under Section 4.2. 4.2 Pre-clearance of Trading in TPC Securities 4.2.1: Pre-clearance: Takeda, TPC Directors, TET members and certain persons that may be designated from time to time pursuant to the SOPs (collectively, “Specially Designated Persons”) may not, directly or indirectly, Trade TPC Securities during the Window Period without first obtaining pre-clearance of the Trading from Global General Counsel (“GGC”), as set forth in Section 4.2.2 below. 4.2.2: Request for Pre-clearance: A written request for pre-clearance shall be submitted to GGC in advance of the Trading. When a request for pre-clearance is made, the requesting Specially Designated Person (or Takeda Person requesting on behalf of Takeda) shall confirm that he/she is not aware of any Material Nonpublic Information related to Takeda. The requestor will receive a written response to the request, normally within three (3) business days, although a pre-clearance assessment may take longer. 4.2.3: Trading Window: If a request to Trade is approved, the requesting person has five (5) business days to Trade TPC Securities, unless such approval is revoked earlier for any reason, and provided that during that period he/she does not become aware of Material Nonpublic Information related to Takeda prior to Trading. 4.3 Exception regarding a pre-arranged plan/agreement in line with Japanese and US securities laws: Any Trading pursuant to an Agreement approved by GGC is exempted from the prohibition on Insider Trading in this policy, even if Takeda or the Takeda Person becomes aware of Material Nonpublic Information after the Agreement is entered into. No pre-approval of transactions conducted pursuant to an Agreement will be required, although the Agreement itself by Takeda or any Takeda Person must be pre-approved by GGC. 4.4 Short-sales, Short-term Trading, Hedging and Pledging: TPC has determined that there may be an appearance of inappropriate conduct if Takeda Persons engage in (and, consequently, this policy prohibits) certain types of other transactions in TPC Securities that may indicate that a Takeda Person lacks confidence in Takeda’s prospects, has less incentive to improve Takeda’s performance, or may not share the same objectives as TPC’s other shareholders, as follows: 4.4.1: Short-sales: Short-sales of TPC Securities (i.e., the sale of a TPC Security that the seller does not own) are prohibited. 4.4.2: Short-term Trading: Short-term Trading of TPC Securities, which TPC generally considers to be any two-way transactions in TPC Securities (i.e., purchase and sale) in a six-month period, is prohibited. For the avoidance of doubt, this prohibition does not apply to the exercise of stock incentive options or the vesting of Takeda’s equity compensation program granted to a Takeda Person by TPC (including the sale of any portion of shares received pursuant to such exercise or vested pursuant to such programs for the purpose of funding tax obligations in connection therewith, which is conducted under the stock incentive option program or the equity compensation program, and to which relevant Takeda Person does not exercise investment discretion therefor). 4.4.3: Hedging and Pledging: Hedging Transactions and Pledging Transactions related to TPC Securities are prohibited. 4.5 Additional Requirements under Japanese and US regulations: 4.5.1: In order to ensure compliance with Japanese securities laws applicable to directors of a listed company, TPC Directors are subject to additional disclosure and other requirements, which will be communicated to the appropriate TPC Directors pursuant to the SOPs. It should be noted that each TPC Director has the individual responsibility to comply with such laws.

Global Insider Trading Policy Version 1.1 Page: 4 of 7 TET sponsor: Yoshihiro Nakagawa Effective Date: June 7, 2024 Printed or downloaded documents must be verified against the effective version. 4.5.2: Takeda Persons who Trade in TPC Securities in the United States may be subject to additional requirements pursuant to Rule 144 of the US Securities and Exchange Commission (“SEC”). In particular, TPC Directors and certain TET members who engage in US transactions in TPC Securities may be required to file Form 144 with the SEC. Takeda Persons who contemplate Trading in TPC Securities in the United States should inform themselves of these additional requirements. 4.5.3: Specially Designated Persons and Takeda Persons who are subject to Black-out Periods must inform their brokers or dealers in the United States through which they, directly or indirectly, hold accounts for Trading in Securities of their obligations under this policy. A standard letter for these purposes may be obtained from the Legal Department. 4.6 Inquiries: If a Takeda Person has questions as to his/her responsibilities under this policy or permissibility of any Trade, he/she should seek guidance from the Legal Department by sending an e-mail to smb.Legal_Insider_Trading_Policy@takeda.com. 4.7 SOPs/Additional stock exchanges and/or trading venues: Every Takeda Person should note that the SOPs may provide additional specific requirements and/or procedures that may be more stringent than this policy. SOPs may also be implemented to meet the requirements of additional stock exchanges and/or trading venues on which the TPC Securities are admitted (in jurisdictions other than Japan and the United States) that will be additional to, and may be more stringent than, this policy. Where applicable, any such additional requirements will be communicated by the Legal Department. 5. Compliance: Monitoring, Control and Disciplinary Action Compliance with this policy is subject to monitoring and auditing. Any violation of this policy, whether or not it constitutes a violation of securities laws, can result in disciplinary action, up to and including termination of employment. 6. Glossary of Terms For the purposes of this policy, the terms listed below shall have the following meanings: Term Definition Agreement Agreement means a plan or agreement entered into by a Takeda Person meeting the requirements of applicable Japanese and US regulations that is approved by GGC and which specifies the amount, price and timing of transactions in TPC Securities in advance. Once the Agreement is entered into, the Takeda Person must not exercise any influence over the amount of TPC Securities to be Traded, the price at which they are to be Traded or the date of the Trade, which are specified under the Agreement. Family Member Family Members mean (i) family members (including in-laws) of a Takeda Person who reside with the Takeda Person, (ii) anyone else who lives in the Takeda Person’s household, and (iii) any direct family members of the Takeda Person who do not live in the Takeda Person’s household but whose transactions in TPC Securities are directed, controlled or influenced by the Takeda Person (such as parents or adult children who generally consult with a Takeda Person before they trade

Global Insider Trading Policy Version 1.1 Page: 5 of 7 TET sponsor: Yoshihiro Nakagawa Effective Date: June 7, 2024 Printed or downloaded documents must be verified against the effective version. in TPC Securities or over whose Securities accounts the Takeda Person has trading authority). Controlled Entities Controlled Entities mean any entities, including any companies, partnerships and trusts, or broker or similar accounts that a Takeda Person influences or controls. Hedging Transactions Hedging or monetization transactions related to TPC Securities, including futures and forwards (i.e., agreement to buy or sell a Security at a future date and a certain price), equity swaps (i.e., agreement to pay or receive cash based on the performance of a Security), collars (i.e., using put and call options or other derivatives to limit investment downside or upside), exchange funds (i.e., an exchange of Securities for interests in a portfolio) and other contractual arrangements with similar objectives. Insider Trading Trading in Securities of a company while in possession of Material Nonpublic Information related to that company. Material Nonpublic Information Material Nonpublic Information of a company is any "material" information about a company that is "non-public". (i) Information is "material" if a reasonable investor would consider it important in making a decision to purchase, sell or hold relevant Securities or if it would significantly alter the total mix of information available to a reasonable investor in the relevant Securities. Any information that could be expected to affect a company’s stock price, whether positive or negative, should be considered material. There is no bright-line standard for assessing materiality. Materiality is based on an assessment of all of the facts and circumstances. While it is not possible to define all categories of material information, examples of "material" information related to Takeda would generally include: • earnings information, • new earnings projections or guidance, • a change in dividend policy or the declaration of a stock split or special dividend, • an offering of TPC Securities, • a major refinancing, • results of clinical trials on or the launch of a new drug of a significant nature, • a proposed merger or significant acquisition or divestiture transaction, and • developments regarding significant litigation or governmental investigations.

Global Insider Trading Policy Version 1.1 Page: 6 of 7 TET sponsor: Yoshihiro Nakagawa Effective Date: June 7, 2024 Printed or downloaded documents must be verified against the effective version. It should be noted that information gained by Takeda Persons in the course of their work for Takeda which may not be material for Takeda may nevertheless be material in the context of Trading of the Securities of other companies. (ii) "Non-public," with respect to information related to Takeda, means information that has not been publicly disclosed by TPC. Information is considered to have been publicly disclosed under this policy once at least twenty-four (24) hours have passed since the information was publicly disclosed by TPC in one of the following ways: (a) publicly released or announced by TPC through at least two news media outlets that are broadly disseminated; (b) the information has been published on the official website of a stock exchange; or (c) a TPC annual, quarterly or current securities report, etc. containing the information has become public through filing them with a regulatory body or stock exchange. With respect to information related to any other company, “non- public” means information that has not been publicly disclosed by that company in a broadly disseminated manner. Pledging Transactions Holding TPC Securities held in a margin account as collateral for a margin loan, which may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, or otherwise pledging TPC Securities as collateral (i.e., granting another party a security interest in such Securities) for a loan, line of credit or similar arrangement. Security (or Securities) Security of a company, as defined under applicable securities laws, includes stocks (common or preferred), bonds, stock options (including put or call options, whether publicly-traded or otherwise), other derivative contracts, and depositary receipts (including ADRs). Trading (or Trade) Trading, as defined under applicable securities laws, includes the purchase or sale (including any short-sale) of any Security, including derivative transactions (such as options, including puts or calls, Hedging Transactions or Pledging Transactions) with respect to such Securities. Certain transactions, such as bona fide gifts, are generally not considered Insider Trading under this policy. If you have questions about gifts or other potential transactions, please contact the Legal Department.

Global Insider Trading Policy Version 1.1 Page: 7 of 7 TET sponsor: Yoshihiro Nakagawa Effective Date: June 7, 2024 Printed or downloaded documents must be verified against the effective version. For the avoidance of doubt, with respect to the funding or operation of equity compensation and stock participation arrangements administered by or on behalf of Takeda, (i) the issuance of TPC securities, and (ii) the purchase or sale of TPC securities pursuant to delegation under a trust arrangement or other agreement pursuant to which Takeda does not exercise investment discretion for the relevant transaction, shall not constitute “Trading” under this policy.